DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0467252006-2
Document Number:
20060422338-50

Date Filed:
6/30/2006 2:40:47 AM
In the office of
Dean Heller
Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation: El Palenque Nurcery, Inc

2. The articles have been amended as follows (provide article numbers, if available):
The name of the company above should have been:
El Palenque Vivero, Inc.
Please provide filed Cert of Amendment showing correct name.

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators ☐, or of the board of directors ☒. (check one box only)

4. Effective date of filing (optional): 6/21/06 - Initial Articles of Incorporation Filed
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

s// Francisco Mendez //
Signature

____
Signature

* If more than two signatures, attach an 8 ½ x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.